Exhibit 4.13

Supplementary Agreement of Road Freight Transport Cooperation Agreement

“Supplementary Agreement to the Highway Freight Transportation Cooperation Agreement” (hereinafter referred to as “this Agreement”) is entered into by the following parties on December 13, 2023, in the High-tech Industrial Development Zone of Hefei, China:

Party A (Shipper): Shengfeng Logistics Group Co., Ltd.

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Party B (Carrier): Hefei Weitian Yuntong Information Technology Co., Ltd.

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Whereas:

Party A and Party B signed the “Highway Freight Transportation Cooperation Agreement” on January 1, 2022 (Party B’s contract number is: B-SZWL-GLYS-20220424-2586, hereinafter referred to as the “Original Agreement”).

The parties agree to negotiate and modify any outstanding matters in the Original Agreement, to clearly delineate the responsibilities of both parties and to reach a consensus.

Therefore, based on the principles of complementary advantages, good faith, and mutual benefit, and in accordance with the relevant laws and administrative regulations of the People’s Republic of China such as the Civil Code, the parties have reached the following supplementary agreement to be jointly observed.

Article 1: Party A and Party B, having signed the Original Agreement, intend to integrate resources and complement each other’s strengths to carry out cooperative road freight transportation work.

Article 2: The parties unanimously agree to extend the original agreement’s validity period until December 31, 2025.

Article 3: This Agreement shall come into effect from the date on which it is signed and sealed by the authorized representatives of both parties or affixed with the company seal or contract seal.

Article 4: In addition to the supplementary clauses in this Agreement, the other terms of the Original Agreement remain unchanged. In the event of any inconsistency between this Agreement and the Original Agreement, this Agreement shall prevail; and in the absence of specific provisions in this Agreement, the relevant provisions of the Original Agreement shall apply.

Article 5: This Agreement is a supplementary agreement to the Original Agreement and has the same legal effect as the Original Agreement.

Article 6: This Agreement is made in quadruplicate, with Party A and Party B each holding two copies, and each copy having the same legal effect.